Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                               APPLERA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                   Delaware                               06-1534213
         (State or Other Jurisdiction of               (I.R.S. Employer
         Incorporation or Organization)              Identification Number)

                                  301 MERRITT 7
                         NORWALK, CONNECTICUT 06851-1070
          (Address of Principal Executive Offices, including Zip Code)

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                  APPLERA CORPORATION/APPLIED BIOSYSTEMS GROUP
                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                WILLIAM B. SAWCH
                    Senior Vice President and General Counsel
                               APPLERA CORPORATION
                                  301 Merritt 7
                         Norwalk, Connecticut 06851-1070
                                 (203) 840-2000
           (Name, Address, and Telephone Number of Agent for Service)



                         CALCULATION OF REGISTRATION FEE
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                                                                       Proposed
                                                    Amount to be       Maximum        Proposed Maximum
                                                     Registered     Offering Price   Aggregate Offering     Amount of
  Title of Securities to be Registered                 (1)(2)         Per Share (3)      Price (3)      Registration Fee
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
 Applera Corporation - Applied Biosystems Group      10,000,000          $33.25         $332,500,000       $79,467.50
 Common Stock, par value $.01 per share (2)
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1.    Together with an indeterminate number of additional shares that may be issued to adjust the number of shares reserved for issuance pursuant to the Applera Corporation/Applied Biosystems Group 1999 Stock Incentive Plan
      as the result of any future stock split, stock dividend, or similar adjustment to the Applera Corporation - Applied Biosystems Group Common
      Stock (the "Applera - Applied Biosystems Stock").
2.    This Registration Statement also includes rights to purchase Series A
      Participating Junior Preferred Stock, par value $.01 per share, of the
      Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Applera - Applied Biosystems Stock, and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Applera - Applied
      Biosystems Stock held, subject to adjustment pursuant to anti-dilution provisions.
3.    Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Applera - Applied Biosystems Stock on the New York Stock Exchange on November 29, 2001. The maximum offering price per share is estimated solely for purposes of calculating the registration fee.

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         The contents of the Registration Statement on Form S-8 filed by Applera
Corporation (formerly PE Corporation) (the "Company") (File No.: 333-82679) on July 12, 1999 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, is hereby incorporated by reference in this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         Legal matters in connection with the shares of Applera - Applied Biosystems Stock subject to issuance pursuant to the Applera Corporation/Applied Biosystems Group 1999 Stock Incentive Plan have been passed upon by Thomas P. Livingston, Esq., Secretary of the Company. Mr. Livingston owns Applera - Applied Biosystems Stock and options to purchase Applera - Applied Biosystems Stock with an aggregate value in excess of $50,000.

Item 8.    Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit 3.1 Certificate of Incorporation of Applera Corporation (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000 (Commission File No. 1-4389)).

Exhibit 3.2     Bylaws of Applera Corporation (incorporated by reference to
                Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Commission File No. 333-67797)).

Exhibit 3.3 Certificate of Designations of Series A Participating Junior Preferred Stock and Series B Participating Junior Preferred Stock (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (No. 333-67797)).

Exhibit 4.1 Stockholder Protection Rights Agreement, dated as of April 28, 1999, between Applera Corporation and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (Commission File No. 333-67797)).

Exhibit 5       Opinion of Thomas P. Livingston, Esq. (including consent).


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Exhibit 10.1    Applera Corporation/Applied Biosystems Group 1999 Stock
                Incentive Plan, as amended October 18, 2001 (incorporated by reference to Appendix A to Schedule 14A, filed September 24, 2001, containing the Company's definitive Proxy Statement for its 2001 Annual Meeting of Stockholders (Commission file number 1-4389)).

Exhibit 23.1    Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2    Consent of Thomas P. Livingston, Esq. (included in Exhibit 5).

Exhibit 24      Power of Attorney (contained on the signature pages hereof).







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on November 30, 2001.

                                          APPLERA CORPORATION


                                          By:  /s/ William B. Sawch
                                             -------------------------
                                             William B. Sawch
                                             Senior Vice President and
                                             General Counsel


                                POWER OF ATTORNEY


         We, the undersigned directors and officers of the Company, do hereby constitute and appoint Dennis L. Winger and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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
      /s/ Tony L. White                     Chairman of the Board,              November 30, 2001
------------------------------------        President and
Tony L. White                               Chief Executive Officer
                                            (Principal Executive Officer)

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
      /s/ Dennis L. Winger                      Senior Vice President and                       November 30, 2001
-------------------------------------           Chief Financial Officer
Dennis L. Winger                                (Principal Financial Officer)



      /s/ Vikram Jog                            Controller                                      November 30, 2001
-------------------------------------           (Principal Accounting Officer)
Vikram Jog


      /s/ Richard H. Ayers                      Director                                        November 30, 2001
-------------------------------------
Richard H. Ayers


      /s/ Jean-Luc Belingard                    Director                                        November 30, 2001
-------------------------------------
Jean-Luc Belingard


      /s/ Robert H. Hayes                       Director                                        November 30, 2001
-------------------------------------
Robert H. Hayes


      /s/ Arnold J. Levine                      Director                                        November 30, 2001
-------------------------------------
Arnold J. Levine


      /s/ Theodore E. Martin                    Director                                        November 30, 2001
-------------------------------------
Theodore E. Martin


      /s/ Carolyn W. Slayman                    Director                                        November 30, 2001
-------------------------------------
Carolyn W. Slayman


      /s/ Orin R. Smith                         Director                                        November 30, 2001
-------------------------------------
Orin R. Smith


      /s/ Georges C. St. Laurent, Jr.           Director                                        November 30, 2001
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Georges C. St. Laurent, Jr.


      /s/ James R. Tobin                        Director                                        November 30, 2001
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James R. Tobin
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                                  EXHIBIT INDEX

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
  Exhibit No.                                 Description
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
  Exhibit 5                  Opinion of Thomas P. Livingston, Esq. (including consent).

  Exhibit 23.1               Consent of PricewaterhouseCoopers LLP.

  Exhibit 23.2               Consent of Thomas P. Livingston, Esq. (included in Exhibit 5).

  Exhibit 24                 Power of Attorney (contained on the signature pages hereof).
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